UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023 (December 22, 2023)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2023, the New York Stock Exchange (the “NYSE”) notified (the “Notice”) Cano Health, Inc. (the “Company”) that that it is not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Listing Rule”) because the Company’s total market capitalization has been less than $50 million over a 30 trading-day period and its stockholders’ equity is less than $50 million. As described in the Notice, as of December 21, 2023, the Company’s 30 trading-day average market capitalization was approximately $44.0 million and its last reported stockholders’ deficit as of September 30, 2023 was approximately $259.1 million. Pursuant to the Listing Rule, the Company has 10 business days from receipt of the Notice to send a letter to the NYSE confirming receipt of the Notice and to indicate whether it intends to cure the deficiencies. If the Company determines to cure such deficiencies, the Company would then submit a business plan (the “Plan”) within 45 days of receipt of the Notice that demonstrates that the Company will regain compliance with the Listing Rule within 18 months of receipt of the Notice. Upon receipt of the Plan, the NYSE would have up to 45 days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the cure period. The NYSE may either accept the Plan, at which time the Company would be subject to ongoing quarterly monitoring for compliance with the Plan, or the NYSE may not accept the Plan and the Company would be subject to suspension and delisting proceedings. Under the NYSE rules, during the 18-month cure period, the Company’s Class A common stock will remain eligible for continued listing and trading on the NYSE, subject to the Company’s compliance with other continued listing requirements.

The current noncompliance with the NYSE Listing Rule does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission (“SEC”) reporting requirements, nor does it trigger any violation of its material debt or other obligations. As previously disclosed by the Company, including in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023, the Company has shifted its strategic direction to focus on executing its Transformation Plan that is designed to: (i) improve the Company’s Medical Cost Ratio (“MCR”); (ii) reduce its direct patient expense (“DPE”) and selling, general & administrative (“SG&A”) expenses; (iii) improve the Company’s gross profit and Adjusted EBITDA; and (iv) maximize the Company’s productivity, cash flow and liquidity. The Transformation Plan primarily includes the following measures:

•	Driving medical cost management initiatives to improve the Company’s MCR;

•	Lowering third party medical costs through negotiations with payors, including restructuring contractual arrangements with payors and specialty network;

•	Expanding initiatives to optimize its DPE and SG&A expenses—

•	reducing operating expenses, including reduction of permanent staff; and

•	significantly reducing all other non-essential spending;

•	Prioritizing the Company’s Medicare Advantage and ACO Reach lines of business through improving patient engagement and access;

•	Divesting and consolidating certain assets and operations, inclusive of exiting certain markets—

•	exiting its Puerto Rico operations by the beginning of 2024;

•	conducting a strategic review of the Company’s Medicaid business in Florida, pharmacy assets and other specialty practices; and

•	consolidating underperforming owned medical centers and delaying renovations and other capital projects;

•	Evaluating the performance its affiliate provider relationship—

•	terminating underperforming affiliate partnerships; and

•	Pursuing a comprehensive process to identify and evaluate interest in a sale of the Company, or all or substantially all of its assets, including having engaged advisors to assist in the process.

As a result of accelerating these initiatives, the Transformation Plan is now targeted to achieve approximately $290 million of cost reductions by the end of 2024, inclusive of the $65 million of planned cost reductions previously disclosed. The Company expects to recognize approximately $30 million in pre-tax charges to implement these plans during 2024, consisting principally of lease exit costs and employee termination benefits. The Company expects that substantially all of these charges will be paid in cash over 2024 and 2025.

As part of this strategic shift, the Company also has been engaged in reviewing and continues to review strategic alternatives to recapitalize, refinance or otherwise optimize its capital structure (the “Ongoing Review”), which may ultimately result in the Company pursuing one or more significant corporate transactions or other remedial measures. The Ongoing Review includes an evaluation of available options to regain compliance with the Listing Rule. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain the listing of its shares on the NYSE or the results of the Ongoing Review.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated December 29, 2023.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

Forward-Looking Statements: This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “believes,” “foresees,” “forecasts,” “plans,” “intends,” “estimates” or other words or phrases of similar import, including, without limitation, statements regarding our anticipated performance, operations, financial strength, potential, and prospects for long-term shareholder value creation, our anticipated results of operations, including our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results, as well as statements made in this report regarding the Company’s plans to (i) regain compliance with the Listing Rule; (ii) execute one or more aspects of its Transformation Plan; (iii) pursue strategic alternatives to recapitalize, refinance or otherwise optimize its capital structure, which may ultimately result in the Company pursuing one or more significant corporate transactions or other remedial measures; and (iv) achieve approximately $290 million of cost reductions by the end of 2024 and recognize approximately $30 million in charges to implement the Transformation Plan during 2024, and the timing of the payment of such charges, and the related expected benefits from pursuing such plan. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 and 2024 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from its efforts to (i) regain compliance with the NYSE Listing Rule; (ii) implement the Company’s Transformation Plan; (iii) consummate one or more transactions to recapitalize, refinance or otherwise optimize its capital structure, such as due to less than expected liquidity and/or difficulties and/or delays in consummating one or more transactions to sell all or part of the Company; and/or (iv) achieve the targeted cost reductions and/or any of the other expected benefits from its Transformation Plan, such as due to higher than expected costs and charges to achieve one or more aspects of such plan. For a detailed discussion of other risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC, including, without limitation, our 2022 Form 10-K. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this report. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

December 29, 2023	By:	/s/ Mark Kent
Mark Kent
Chief Executive Officer